Exhibit 99.5

October 28, 2019

LIZHI INC. (the “Company”)

Yangcheng Creative Industry Zone

No. 309 Middle Huangpu Avenue

Tianhe District, Guangzhou 510655

The People’s Republic of China

Ladies and Gentlemen:

Pursuant to Rule 438 under the Securities Act of 1933, as amended, I hereby consent to the reference of my name as a director of the Company, effective immediately upon the effectiveness of the Company’s registration statement on Form F-1 initially filed by the Company on October 28, 2019 with the U.S. Securities and Exchange Commission.

Sincerely yours,

/s/ Yipeng Li
Name: Yipeng Li

[Signature Page to Rule 438 Consent]